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EXHIBIT 23.2

                               CONSENT OF EXPERTS




September 9, 2005


                                                           SEC File # 000-26559


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated April 6, 2005 covering the audited financial statements of China Mobility Solutions, Inc. as at December 31, 2004 and for the year ended December 31, 2004 included in the Registration Statement on Form SB-2 and related Prospectus of China Mobility Solutions, Inc. for the registration of shares of its common stock.



Yours very truly,
MOEN AND COMPANY,
Chartered Accountants


        "Moen and Company"
         ("Signed")
--------------------------------------
Moen and Company




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